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Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This Second Amendment (the “Second Amendment”) to the Collaboration and License Agreement effective of May 10, 2024, as amended by the First Amendment dated September 20, 2024 (the “Agreement”) is made effective as of the Second Amendment Effective Date, by and between Sanofi Pasteur Inc., a corporation organized under the laws of the State of Delaware, having offices located at 1 Discovery Drive, Swiftwater, PA 18370 (“Sanofi”), and Novavax, Inc., a corporation organized under the laws of the State of Delaware, having offices located at 700 Quince Orchard, Gaithersburg, MD 20878 (“Novavax”). Sanofi and Novavax each may be referred to herein individually as a “Party” or collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS
WHEREAS, Novavax has requested that, notwithstanding the allocation of Commercialization rights under the Agreement as of the Effective Date with respect to the Licensed COVID-19 Mono Products as between the Parties throughout the Territory, Novavax be allowed to Commercialize the Licensed COVID-19 Mono Products in certain countries for the periods of time set forth herein, and in consideration of entering into this First Amendment, Sanofi may credit the Creditable Amount (as defined herein) against COVID-19 Research and Development Costs that would otherwise be due to Novavax under the Agreement.
WHEREAS, Sanofi has requested that, in consideration of the reimbursement of certain costs or expenses, Novavax retain certain presence in the United Kingdom through the end of May 2025 to facilitate the Commercialization of Licensed COVID-19 Mono Products in the United Kingdom on the terms hereof.
NOW, THEREFORE, in consideration of the respective covenants, representations, warranties, and agreements set forth herein, the Parties hereto agree as follows:
1.Amendments to the Agreement:

1.1The Parties hereby agree to add the following definition to the Agreement as a new Section 1.310:
“1.30 “Commercial Arrangement” means, with respect to a given Licensed COVID-19 Mono Product, a tender or other commercial contract entered into in the ordinary course of business between a Party or its Affiliate with Governmental Authority after the Effective Date solely for the purpose of supplying such Licensed COVID-19 Mono Product to such Governmental Authority. For clarity, a Commercial Arrangement does not include any APA.”

1.2The Parties hereby agree to add the following definition to the Agreement as Section 1.311:

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“1.311 Cost of Supply” means the Manufacturing Cost of Licensed COVID-19 Mono Product plus any warehousing costs paid by Novavax pursuant to a Commercial Arrangement in the country of the applicable Governmental Authority.”
1.3The Parties hereby agree to add the following definition to the Agreement as Section 1.312:
“1.312 Earned Amounts” means, with respect to any Licensed COVID-19 Mono Product sold by or on behalf of by Novavax or its Affiliate to a Third Party in a country under a Commercial Arrangement, the gross amount invoiced by Novavax or its Affiliate, less the following deductions:
(a)freight, transportation, insurance, postage charges, shipping, handling, customs duties and other transportation costs incurred in shipping such Licensed COVID-19 Mono Product to such Third Party;
(b)sales taxes, excise taxes, value-added taxes, and other taxes (other than income taxes) levied on the invoiced amount; and
(c)duties, tariffs, and other similar governmental charges.
in each case (a) through (c), to the extent consistent with Novavax’s or its Affiliate’s applicable Accounting Standards.”
1.4The Parties hereby agree to amend Section 6.1.1 (Supply for Novavax), by deleting that provision and replacing it as follows:
6.1.1. Supply for Novavax. Novavax shall be responsible for Manufacturing, whether itself or by or through any Affiliate or Service Provider, all supplies of the Licensed COVID- 19 Mono Products and Licensed COVID-19 Component for Novavax’s and its Affiliates’ Exploitation of Novavax Products in the Territory as provided in this Agreement. After the Successful Completion of COVID-19 Manufacturing Technology Transfer, Novavax may provide written notice to Sanofi that Novavax is interested in receiving supply of Licensed COVID-19 Mono Products from Sanofi solely to comply with its obligations under one (1) or more APAs or Existing Strategic Partner Agreements and any Commercial Arrangement. Upon receiving such written notice, (a) the Parties will negotiate in good faith the terms under which the Parties may enter a supply agreement under which Sanofi will supply the Licensed COVID-19 Mono Product to Novavax, and (b) until the Parties enter such agreement, Sanofi may, but is not obligated to, supply Licensed COVID-19 Mono Products to Novavax in accordance with the terms of the COVID-19 Supply Agreement, mutatis mutandis.
1.5The Parties hereby agree to amend Section 7.2 (Licensed COVID-19 Mono Product Commercialization Framework), by deleting that provision and replacing it as follows:
“7.2    The Parties have agreed to an initial framework for the Commercialization of Licensed COVID-19 Mono Products pursuant to which they have allocated between them responsibility for Commercialization of Licensed COVID-19 Mono Products throughout the Collaboration COVID-19 Territory (such framework the “Licensed COVID-19 Mono Product Commercialization Framework”, and any updated or amended version thereof is attached hereto as Schedule 7.2 (Licensed COVID-19 Mono Product Commercialization Framework). Beginning [***] ([***]), and thereafter in each Calendar Year for the Season commencing the following Calendar Year, no later than [***], the JCC will review, discuss, and determine whether to approve updates to the Licensed COVID-19 Mono Product Commercialization Framework in accordance with Article 9 (Governance),

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including which Party will be responsible for all Commercialization activities in the United States. Additionally, either Party may propose amendments to the Licensed COVID-19 Mono Product Commercialization Framework at any time, each of which updates the JCC will review, discuss, and determine whether to approve in accordance with Article 9 (Governance). Each Licensed COVID-19 Mono Product Commercialization Framework will be developed in coordination with the Licensed COVID-19 Mono Product Medical Framework for the applicable Licensed COVID-19 Mono Product.”
1.6The Parties hereby agree to amend Schedule 7.2 (Licensed COVID-19 Mono Product Commercialization Framework) and replacing with the version attached hereto as Schedule
7.2 (Licensed COVID-19 Mono Product Commercialization Framework).
1.7The Parties hereby agree to amend Section 7.10.1 Pricing by deleting paragraph (e) and replacing it as follows:
“(e) Co-Commercialization. For clarity, in any Season in which both Parties have been allocated Commercialization activities under the Licensed COVID-19 Mono Product Commercialization Framework in the same country (other than pricing for Licensed Products sold under existing APAs and Settlement Arrangements, provided that for Settlement Arrangements that are not Existing Settlement Arrangements, Novavax shall only have the right to submit confidential tenders, and any non-confidential tenders or other pricing by Novavax, in each case, will require Sanofi’s consent, not to be unreasonably withheld), Sanofi shall have the sole right to determine the market access strategy, including all matters relating to setting prices (including all discounts, rebates, and other similar commercial pricing matters) for all Licensed COVID-19 Mono Products in the Collaboration COVID-19 Territory, including under any Commercial Arrangement.”
1.8The Parties hereby agree to amend Section 7.3 (Existing APAs and Settlement Arrangements), by deleting that provision and replacing it in its entirety (including its title), as follows:
“7.3 Exiting APAs, Settlement Arrangements, and Commercial Arrangements.
1.1.1Exiting APAs, Settlement Arrangements. Sanofi acknowledges that Novavax has certain rights and obligations under the APAs and Existing Settlement Arrangements in certain countries in the Collaboration COVID-19 Territory for the Manufacture and supply of Licensed COVID-19 Mono Products to such countries. Novavax shall have the right, in accordance with the Licensed COVID-19 Mono Product Commercialization Framework, to Commercialize Licensed COVID-19 Mono Products pursuant to each APA and the Gavi Arrangement for the remainder of the term of each such APA and the Gavi Arrangement. If, for a particular country in the Collaboration COVID-19 Territory for which Novavax has entered an APA or for which the Gavi Arrangement applies, Novavax has the right to Commercialize Licensed COVID-19 Mono Products in such country, then Sanofi shall have the right, but not the obligation, to Commercialize Licensed COVID-19 Mono Products in such country in accordance with the Licensed COVID-19 Mono Product Commercialization Framework. The Parties will collaborate in good faith to effectuate a smooth transition as Novavax winds-down performance under each APA and Sanofi assumes the sole right to Commercialize in the applicable country. [***] Upon the JCC’s approval, such proposed Settlement Arrangement will be deemed a Settlement Arrangement for purposes of this Agreement.
1.1.2Commercial Arrangements. Novavax may Commercialize Licensed COVID-19 Mono Products in the Collaboration COVID-19 Territory under Commercial

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Arrangements in those countries specified in the Schedule 7.2 (Licensed COVID-19 Mono Product Commercialization Framework) for the period of time (i.e. for the applicable Season(s)) specified therein. Except as provided in the Schedule 7.2 (Licensed COVID-19 Mono Product Commercialization Framework), Novavax will not Commercialize any Licensed COVID-19 Mono Products in the Collaboration COVID- 19 Territory under any Commercial Arrangement without the prior written consent of Sanofi.”
1.9The Parties hereby agree to amend Section 9.18.5(b) Sanofi Matters by deleting the text after clause (viii) and replacing it as follows:
“(ix) [***]”
1.10The Parties hereby amend Section 14.4 (Novavax Covenants) by adding a new subsection
14.4.2 (Commercial Arrangements) as follows:
“14.4.7 Commercial Arrangements. Novavax will not, without Sanofi’s prior written consent, which will be granted or withheld at Sanofi’s sole discretion, enter into any Commercial Arrangement with respect to any Licensed COVID-19 Mono Product in the Collaboration COVID-19 Territory. Further, Novavax will not, in connection with any Commercial Arrangement order pre-filled syringes or unidose or single-dose vials of any Licensed COVID-19 Mono Product from a supplier that also supplies Licensed COVID-19 Mono Products to Sanofi in any manner that would negatively affect Sanofi’s rights or obligations hereunder, without Sanofi’s prior written consent, such consent not to be unreasonably withheld.”
1.11The Parties hereby amend Section 15.1.2 (Indemnification by Novavax) by deleting clause (e) and replacing it in its entirety as follows:
(e) “[***]”
1.12The Parties hereby amend Schedule 1.35 (APAs) by deleting that Schedule and replacing it as with the version attached hereto as Schedule 1.35 (APAs).
2.Germany Creditable Amount. In consideration of the execution of this Second Amendment, Sanofi shall be entitled to credit the sum of [***] of Novavax’s Earned Amounts under any Commercial Arrangement for Germany earned with respect to Novavax’s supply of Licensed COVID-19 Mono Products during the 2025/2026 Season, less the Cost of Supply of the Licensed COVID-19 Mono Products supplied under such Commercial Arrangement (such sum the “Germany Creditable Amount”) against any payment that may otherwise be due to Novavax under the Agreement. Novavax shall notify Sanofi (through the JFC) of the Germany Creditable Amount so earned in any Calendar Quarter, and Sanofi shall notify Novavax (through the JFC) which specific payment(s) Sanofi elects to offset using such Germany Creditable Amount.
3.United Kingdom Presence. In further consideration of the execution of this Second Amendment, Sanofi will reimburse Novavax [***] for Novavax’s presence in the United Kingdom through the end of May 2025 in support of the Commercialization of Licensed COVID-19 Mono Products in the 2025/2026 Season in the United Kingdom. Sanofi will make such payment no later than [***] after receipt of an invoice from Novavax therefor. For clarity, Novavax will have no obligation to maintain any presence in the United Kingdom under the Agreement after May 2025.

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4.Second Amendment Effective Date. This Second Amendment is effective as of October 17, 2024 (the Second Amendment Effective Date).

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5.Interpretation. In the event of any conflict between the terms and conditions of this Second Amendment and the Agreement (as amended by the First Amendment), this Second Amendment shall prevail and govern.

6.Miscellaneous. The Parties hereby confirm and agree that, except as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures on following page]

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IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their representatives thereunto duly authorized as of the Second Amendment Effective Date.

Sanofi Pasteur Inc.    Novavax, Inc.

By: [***]	By: /s/ Elaine O’Hara
Name: [***]	Name: Elaine O’Hara
Title: [***]	Title: EVP, Chief Strategy Officer

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Schedule 1.35 APAs
(as of the Second Amendment Effective Date)

[Pursuant to Regulation S-K, Item 601(a)(5), this Schedule 1.35 setting forth the APAs (as of the Effective Date) has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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Schedule 7.2
Licensed COVID-19 Mono Product Commercialization Framework
(as of the Second Amendment Effective Date)
[Pursuant to Regulation S-K, Item 601(a)(5), this Schedule 1.35 setting forth the APAs (as of the Effective Date) has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]

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